Exhibit 10.3

REWAREHOUSE FACILITY	EXECUTION

AMENDMENT NO. 2 TO MASTER REPURCHASE AGREEMENT
AND

AMENDMENT NO. 2 TO PRICING SIDE LETTER

Amendment No. 2 to Master Repurchase Agreement (the “Repurchase Agreement Amendment”) and Amendment No. 2 to Pricing Side Letter (the “Pricing Letter Amendment” and together with the Repurchase Agreement Amendment, the “Amendment”), dated as of September 17, 2014, among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Buyer”), IMPAC MORTGAGE CORP., formerly known as Excel Mortgage Servicing, Inc. (the “Seller”), INTEGRATED REAL ESTATE SERVICE CORP. and IMPAC MORTGAGE HOLDINGS, INC. (each, a “Guarantor” and collectively, the “Guarantors”).

RECITALS

The Buyer, the Seller and the Guarantors are parties to that certain (a) Master Repurchase Agreement, dated as of September 18, 2013 (as amended by Amendment No. 1, dated as of January 9, 2014, the “Existing Repurchase Agreement”; as further amended by this Amendment, the “Repurchase Agreement”) and (b) Pricing Side Letter, dated as of September 18, 2013 (as amended by Amendment No. 1, dated as of January 9, 2014, the “Existing Pricing Side Letter”, and together with the Existing Repurchase Agreement, the “Existing Agreements”; and as further amended by this Amendment, the “Pricing Side Letter”).  The Guarantors are parties to that certain Guaranty (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), dated as of September 18, 2013, made by the Guarantors in favor of the Buyer.  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Agreements and the Guaranty, as applicable.

The Buyer, the Seller and the Guarantors have agreed, subject to the terms and conditions of this Amendment, that the Existing Agreements be amended to reflect certain agreed upon revisions to the terms of the Existing Agreements.  As a condition precedent to amending the Existing Agreements, the Buyer has required the Guarantors to ratify and affirm the Guaranty on the date hereof.

Accordingly, the Buyer, the Seller and the Guarantors hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Agreements are hereby amended as follows:

SECTION 1.                            Repurchase Agreement Definitions.  Section 2 of the Existing Repurchase Agreement is hereby amended by:

1.1                               deleting the definitions of “Jumbo Mortgage Loan” and “Mortgage Loan” in their entirety and replacing them with the following:

“Jumbo Mortgage Loan” means a Mortgage Loan with an original principal balance in an amount in excess of the then applicable conventional conforming limits, including general limits and high-cost area limits, for Mortgaged Properties securing Mortgage Loans in such county or local area and which is also eligible for purchase by Buyer, Buyer’s Affiliates or any other national residential mortgage lender acceptable to Buyer in its sole discretion;

provided, however, that Jumbo Mortgage Loans shall not include any Mortgage Loan with an original principal balance in excess of $3,000,000.

“Mortgage Loan” means any first lien closed Conforming Mortgage Loan, USDA Loan, FHA Loan, Manufactured Home Loan, Jumbo Mortgage Loan or VA Loan which is a fixed or floating-rate, one-to-four-family residential mortgage or home equity loan evidenced by a promissory note and secured by a first lien mortgage, which satisfies the requirements set forth in the Underwriting Guidelines and Section 13.b hereof; provided, however, that, except as expressly approved in writing by Buyer, Mortgage Loans shall not include (a) any Agency Mortgage Loan that has an LTV in excess of the amounts approved by the related Agency, FHA, VA or USDA, as applicable, or (b) any High Cost Mortgage Loans and; provided, further, that the related Purchase Date is no more than thirty (30) days following the origination date.

1.2                               deleting the definitions of “Buydown Amount” and “Conforming High LTV Loan” in their entirety and all references thereto.

1.3                               adding the following definition in its proper alphabetical order:

“USDA Loan Guaranty Agreement” means the obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor.

SECTION 2.                            Buydown Amount.  Section 5 of the Existing Master Repurchase Agreement is hereby amended by deleting subsection (c) in its entirety.

SECTION 3.                            Representations and Warranties.  Schedule 1 of the Existing Repurchase Agreement is hereby amended by deleting paragraph (ddd) in its entirety and replacing it with the following:

(ddd)                   FHA Mortgage Insurance; VA Loan Guaranty; USDA Loan Guaranty.  With respect to the FHA Loans, the FHA Mortgage Insurance Contract is or eligible to be in full force and effect and there exists no impairment to full recovery without indemnity to the Department of Housing and Urban Development or the FHA under FHA Mortgage Insurance.  With respect to the VA Loans, the VA Loan Guaranty Agreement is in full force and effect to the maximum extent stated therein.  With respect to the USDA Loans, the USDA Loan Guaranty Agreement is in full force and effect to the maximum extent stated therein.  All necessary steps have been taken to keep such guaranty or insurance valid, binding and enforceable and each of such is the binding, valid and enforceable obligation of the FHA,  the VA and the USDA, respectively, to the full extent thereof, without surcharge, set off or defense.  Each FHA Loan,  VA Loan and USDA Loan was originated in accordance with the criteria of an Agency for purchase of such Mortgage Loans.

SECTION 4.                            Pricing Side Letter Definitions.  Section 1 of the Existing Pricing Side Letter is hereby amended by:

4.1                               deleting the definitions of “Maximum Repledge Facility Purchase Price” and “Termination Date” in their entirety and replacing them with the following:

“Maximum Repledge Facility Purchase Price” means an amount equal to the product of (a) 60% and (b) the Maximum Combined Aggregate Purchase Price.

“Termination Date” means the earlier of (a) September 16, 2015, and (b) the date determined by Buyer (or otherwise deemed to occur) in accordance with the provisions of Section 16 of the Agreement.

4.2                               deleting the table in clause (x) of the definition of “Asset Value” in its entirety and replacing it with the following:

Type of Mortgage Loan	Percentage of the Maximum Repledge Facility Purchase Price (unless otherwise noted)
Agency Mortgage Loans	100%
Aged Loans	10%
Wet-Ink Mortgage Loans	30%
Jumbo Mortgage Loans	20%
Manufactured Home Loans	5%

4.3                               deleting the table in the definition of “Pricing Rate” in its entirety and replacing it with the following:

Type of Mortgage Loan	Percentage for Mortgage Loans other than Wet- Ink Mortgage Loans or Aged Loans	Percentage for Wet-Ink Mortgage Loans(increases calculated based upon original Pricing Rate)	Percentage for Aged Loans (increases calculated based upon original Pricing Rate)
Agency Mortgage Loans	2.65%	increased by an additional 0.25%	increased by an additional 0.25%
Manufactured Home Loans	2.65%	increased by an additional 0.25%	increased by an additional 0.25%
Jumbo Mortgage Loans	2.65%	increased by an additional 0.25%	increased by an additional 0.25%

4.4                               deleting the table in the definition of “Purchase Price Percentage” in its entirety and replacing it with the following:

Type of Mortgage Loan	Percentage for Mortgage Loans other than Aged Loans	Percentage for Aged Loans (reductions calculated based upon original Purchase Price Percentage)
Agency Mortgage Loans	95%	reduced by an additional 5%
Manufactured Home Loans	95%	reduced by an additional 5%
Jumbo Mortgage Loans	95%	reduced by an additional 5%
Wet-Ink Mortgage Loans	Percentage based on type of Mortgage Loan	n/a

4.5                               deleting the definitions of “Conforming High LTV Loan”, “Conforming Tier 1 High LTV Loan” and “Conforming Tier 2 High LTV Loan” in their entirety and all references thereto.

4.6                               adding the following definition in its proper alphabetical order:

“Agency Mortgage Loan” means a Conforming Mortgage Loan, a FHA Loan, a VA Loan or a USDA Loan.

SECTION 5.                            Financial Covenants.  Section 2 of the Existing Pricing Side Letter is hereby amended by deleting subsection 2.5 in its entirety and replacing it with the following:

2.5                               Additional Warehouse Line.  Seller shall maintain at least one additional warehouse or repurchase facility with counterparties other than Affiliates in a combined amount at least equal to the Maximum Combined Aggregate Purchase Price.

SECTION 6.                            Officer’s Compliance Certificate.  Exhibit A of the Existing Pricing Side Letter is hereby amended by deleting the paragraph titled “Additional Warehouse Line” in its entirety and replacing it with the following:

Additional Warehouse Line.  The Seller has maintained at least one additional warehouse or repurchase facility in a combined amount at least equal to the Maximum Combined Aggregate Purchase Price.

SECTION 7.                            Conditions Precedent.  This Amendment shall become effective as of September 17, 2014 (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

7.1                               Delivered Documents.  On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a)                                 this Amendment, executed and delivered by duly authorized officers of the Buyer, the Seller and the Guarantors; and

(b)                                 such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 8.                            Representations and Warranties.  Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Repurchase Agreement.

SECTION 9.                            Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Agreements shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 10.                     Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 11.                     Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 12.                     GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

SECTION 13.                     Reaffirmation of Guaranty.  The Guarantors hereby ratify and affirm all of the terms, covenants, conditions and obligations of the Guaranty and acknowledge and agree that the term “Obligations” as used in the Guaranty shall apply to all of the Obligations of Seller to Buyer under the Repurchase Agreement and the other Program Agreements, as amended hereby.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Buyer

By:	/s/ Adam Loskove
Name:	Adam Loskove
Title:	Vice President

Signature Page to Amendment No. 2 to Master Repurchase Agreement and Amendment No. 2 to Pricing Side Letter

IMPAC MORTGAGE CORP., as Seller

By:	/s/ Todd R. Taylor
Name:	Todd R. Taylor
Title:	EVP/CFO

IMPAC MORTGAGE HOLDINGS, INC., as a Guarantor

By:	/s/ Todd R. Taylor
Name:	Todd R. Taylor
Title:	EVP/CFO

INTEGRATED REAL ESTATE SERVICE CORP., as a Guarantor

By:	/s/ William S. Ashmore
Name:	William S. Ashmore
Title:	President

Signature Page to Amendment No. 2 to Master Repurchase Agreement and Amendment No. 2 to Pricing Side Letter